UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2026

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                     Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2026, the Tennessee Valley Authority (“TVA”) announced that Michael D. Skaggs has been appointed as TVA’s new Interim President and Chief Executive Officer, starting April 24, 2026, and ending on April 24, 2027. Mr. Skaggs will succeed Donald A. Moul, who previously announced his intention to retire on July 1, 2026.

Mr. Skaggs, age 65, served at TVA from 1994 until his retirement in January 2022. After joining TVA in 1994 as Manager of Projects at Watts Bar Nuclear Plant (“Watts Bar”), Mr. Skaggs held several management positions, including Executive Vice President and Advisor to the CEO from June 2021 to January 2022, as Executive Vice President and Chief Operating Officer from October 2018 to June 2021, as Executive Vice President, Operations from October 2016 to September 2018, as Senior Vice President, Watts Bar Operations and Construction from September 2013 to October 2016, as Senior Vice President, Nuclear Construction from February 2012 to September 2013, as Senior Vice President of Nuclear Generation Development and Construction from October 2011 to February 2012, as Site Vice President of Sequoyah Nuclear Plant from November 2010 to October 2011, as Vice President of Nuclear Operations Support from December 2009 to November 2010, as Site Vice President at Watts Bar from July 2005 to December 2009, and as Site Vice President at Browns Ferry Nuclear Plant from July 2004 to July 2005.

Mr. Skaggs will be entitled to an annual salary of $500,000. In addition, Mr. Skaggs may be entitled to receive additional compensation (“Additional Compensation”), payable as a lump sum within two months of the end of his term, if he meets certain criteria established by the TVA Board of Directors (“TVA Board”).

The TVA Board may remove Mr. Skaggs from office only for Gross Misconduct, as defined in his offer letter, a copy which is attached hereto as Exhibit 10.1 (“Offer Letter”). Removal for any other reason may entitle Mr. Skaggs to receive an accelerated payment of any remaining salary and the Additional Compensation. The foregoing description of the compensation to which Mr. Skaggs is entitled is qualified in its entirety by reference to the Offer Letter.

There are no family relationships between Mr. Skaggs and any director, executive officer, or person nominated or chosen to become a director or executive officer of TVA. Mr. Skaggs does not have a direct or indirect material interest in any transaction or arrangement in which TVA is a participant other than in connection with his employment as described in this report.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Offer Letter Between TVA and Michael D. Skaggs Dated as of April 24, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: April 24, 2026	/s/ Thomas C. Rice
Thomas C. Rice
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

This exhibit is filed pursuant to Item 5.02 hereof.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Offer Letter Between TVA and Michael D. Skaggs Dated as of April 24, 2026